SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 21, 2003

(Date of earliest event reported)

CONNETICS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-27406	94-3173928

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3290 West Bayshore Road, Palo Alto, California 94303

(Address of principal executive offices, including zip code)

(650) 843-2800

(Registrant’s telephone number, including area code)

Item 5. Other Events.

     On May 21, 2003, Connetics Corporation announced that it has entered into an agreement for the sale of $80 million of convertible notes ($90 million if the over-allotment option is exercised in full) through a Rule 144A offering to qualified institutional buyers. The notes will be convertible into Connetics common stock at a price equal to approximately $21.41 per share, subject to adjustment in certain circumstances, which represents a 35% premium over yesterday’s closing price of $15.86. The notes will bear an interest rate of 2.25% per year and will have a five-year term. The offering is expected to close on May 28, 2003.

     A copy of the press release relating to this announcement is attached hereto as Exhibit 99.1 and is incorporated into this report by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 21, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNETICS CORPORATION

	By:	/s/ John L. Higgins

John L. Higgins Executive Vice President, Finance and Corporate Development and Chief Financial Officer

Date: May 22, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 21, 2003